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                                                                     EXHIBIT 3.3




                                     BYLAWS

                                       OF

                               ARIES VENTURES INC.

                              A NEVADA CORPORATION




                                                         Date of adoption by the
                                                         Board of Directors:
                                                         April 28, 2000


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                                TABLE OF CONTENTS
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
                               ARTICLE I. OFFICES

SECTION 1.  REGISTERED OFFICE................................................................1
SECTION 2.  PRINCIPAL AND OTHER OFFICES......................................................1

                     ARTICLE II. MEETINGS OF STOCKHOLDERS

SECTION 1.  PLACE OF MEETINGS................................................................1
SECTION 2.  ANNUAL MEETINGS..................................................................1
SECTION 3.  NOTICE OF STOCKHOLDERS' MEETINGS.................................................1
SECTION 4.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.....................................2
SECTION 5.  SPECIAL MEETINGS.................................................................2
SECTION 6.  NOTICE OF STOCKHOLDER BUSINESS...................................................2
SECTION 7.  STOCKHOLDER PROPOSALS............................................................2
SECTION 8.  ADJOURNED MEETINGS AND NOTICE THEREOF............................................3
SECTION 9.  VOTING...........................................................................3
SECTION 10. RECORD DATE......................................................................4
SECTION 11. QUORUM...........................................................................4
SECTION 12. CONSENT OF ABSENTEES.............................................................4
SECTION 13. ACTION WITHOUT MEETING...........................................................5
SECTION 14. PROXIES..........................................................................5
SECTION 15. INSPECTORS OF ELECTION...........................................................6

                             ARTICLE III. DIRECTORS

SECTION 1.  POWERS...........................................................................6
SECTION 2.  NUMBER AND QUALIFICATION OF DIRECTORS............................................6
SECTION 3.  NOMINATION OF DIRECTORS..........................................................6
SECTION 4.  ELECTION AND STAGGERED TERMS OF OFFICE...........................................7
SECTION 5.  REMOVAL..........................................................................8
SECTION 6.  VACANCIES........................................................................8
SECTION 7.  PLACE OF MEETING.................................................................9
SECTION 8.  REGULAR MEETINGS.................................................................9
SECTION 9.  SPECIAL MEETINGS; NOTICE.........................................................9
SECTION 10. TELEPHONE MEETINGS...............................................................9
SECTION 11. WAIVER OF NOTICE.................................................................9
SECTION 12. QUORUM..........................................................................10
SECTION 13. ADJOURNMENT.....................................................................10


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SECTION 14. NOTICE OF ADJOURNMENT...........................................................10
SECTION 15. FEES AND COMPENSATION...........................................................10
SECTION 16. ACTION WITHOUT MEETING..........................................................10

                             ARTICLE IV. COMMITTEES

SECTION 1.  COMMITTEES OF DIRECTORS.........................................................11
SECTION 2.  COMMITTEE MINUTES...............................................................11
SECTION 3.  MEETINGS AND ACTION OF COMMITTEES...............................................11

                               ARTICLE V. OFFICERS

SECTION 1.  OFFICERS........................................................................11
SECTION 2.  ELECTION........................................................................12
SECTION 3.  SUBORDINATE OFFICERS............................................................12
SECTION 4.  REMOVAL AND RESIGNATION.........................................................12
SECTION 5.  VACANCIES.......................................................................12
SECTION 6.  CHAIRMAN OF THE BOARD...........................................................12
SECTION 7.  PRESIDENT.......................................................................13
SECTION 8.  EXECUTIVE VICE PRESIDENT........................................................13
SECTION 9.  VICE PRESIDENT..................................................................13
SECTION 10. SECRETARY.......................................................................13
SECTION 11. TREASURER (CHIEF FINANCIAL OFFICER).............................................14

                            ARTICLE VI. MISCELLANEOUS

SECTION 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER....................................14
SECTION 2.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS...........................15
SECTION 3.  CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS........................................15
SECTION 4.  ANNUAL REPORT...................................................................15
SECTION 5.  CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED...............................15
SECTION 6.  CERTIFICATES OF STOCK...........................................................15
SECTION 7.  LOST CERTIFICATES...............................................................16
SECTION 8.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS..................................16
SECTION 9.  MAINTENANCE AND INSPECTION OF BYLAWS............................................16

                             ARTICLE VII. AMENDMENTS

SECTION 1.  POWER OF STOCKHOLDERS...........................................................17


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                           ARTICLE VIII. INDEMNIFICATION

SECTION 1.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.......................................17
SECTION 2.  INDEMNIFICATION OF OTHERS.......................................................18
SECTION 3.  INDEMNITY NOT EXCLUSIVE.........................................................18
SECTION 4.  CONFLICTS.......................................................................18
SECTION 5.  INDEMNITY AGREEMENTS............................................................18


                                     BYLAWS
                                       OF
                               ARIES VENTURES INC.

                                    ARTICLE I

                                     OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office of the corporation is hereby fixed and located in Carson City, State of Nevada. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said state.

     SECTION 2. PRINCIPAL AND OTHER OFFICES. The office for the transaction of business of the corporation and branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business within or without the State of Nevada.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office or at any other place within or without the State of Nevada as shall be stated in the notice of meeting or in a duly executed waiver of notice of meeting as contemplated pursuant to the provisions of these Bylaws.

     SECTION 2. ANNUAL MEETINGS. Unless a different date is specifically designated in advance by the Board of Directors, the annual meetings of stockholders shall be held at 10:00 a.m. on the third Thursday of the fifth month following the end of the corporation's fiscal year (commencing in the year 2001); PROVIDED, HOWEVER, that should said day fall upon a legal holiday, then any such annual meeting of stockholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meetings Directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

     SECTION 3. NOTICE OF STOCKHOLDERS' MEETINGS. All notices of meetings with stockholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than ten (10) nor more than sixty (60) days before each annual meeting. The notice shall specify the place, date and hour of such meeting and (i) shall be signed by the President, a Vice-President, the Secretary, or an Assistant Secretary or by such other person or persons designated by the Board of Directors, and (ii) shall state those matters which the Board of Directors, at the time of giving



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notice, intends to present for action by the stockholders. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees intended at the time of the notice to be presented by the Board of Directors for election.

     SECTION 4. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Written notice of any meeting of stockholders shall be given to each stockholder entitled to vote, either personally, by first-class mail, by facsimile transmission or other means of written communication, charges prepaid, addressed to such stockholder at the stockholder's address appearing on the books of the corporation or given by such stockholder to the corporation for the purpose of notice. If a stockholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, sent by facsimile transmission or sent by other means of written communication.

     An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by, and only by, a majority of the Board of Directors or by the holders of Sixty-Percent (60%) or more of the voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders. No business other than that specified in the notice may be transacted.

     SECTION 6. NOTICE OF STOCKHOLDER BUSINESS. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at an annual meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder.

     SECTION 7. STOCKHOLDER PROPOSALS. Proposals for business to be conducted and actions to be taken by the stockholders at any annual or special meeting may be made by resolution of the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote at such meeting. Notwithstanding the foregoing, any stockholder may propose business to be conducted or actions to be taken at a meeting of the stockholders only if written notice of such stockholder's intent to propose such business or action has been given to the Secretary of the corporation not later than (a) the close of business on the fifteenth (15th) day following the date on which notice of such meeting or the record date thereof is first publicly announced with respect to special meetings; or (b) one hundred twenty (120) days prior to the date that is one year from the date of the immediately preceding annual meeting of stockholders with


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respect to proposals to be considered at an annual meeting of stockholders.
Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the proposal; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposals specified in the notice; (c) a copy of the proposal; and (d) such other information regarding the proposal as is necessary to inform the stockholders with reasonable particularity of the nature, purpose, intent and consequences of the proposal to the corporation if adopted. The presiding Officer at the meeting may refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

     SECTION 8. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 11 of this Article II.

     When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting regardless of whether a quorum is present at the adjourned meeting (provided, however, that a quorum initially was present at the original meeting).

     SECTION 9. VOTING. The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 10 of this Article.

     Except as may be otherwise provided in, or pursuant to authority granted in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote of the stockholders. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of Directors, may vote them against the proposal; but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

     If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by the Nevada General Corporation Law, by the Articles of Incorporation or pursuant to authority granted in the Articles of Incorporation..

     SECTION 10. RECORD DATE. The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote or entitled to receive


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payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of any meeting and not more than sixty (60) days prior to any other action.

     When a record date is so fixed, only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 11. QUORUM. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 12. CONSENT OF ABSENTEES. The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as if taken at a meeting duly held after regular call and notice, if a quorum is present either by person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the stockholders may not be taken without a meeting unless a written consent thereto is signed by stockholders holding Sixty-Percent (60%) or more of the voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class.

     SECTION 14. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's duly authorized agent. Except in special cases where other express provision is made by statute, determination of the authenticity and validity of such proxy shall be made by the corporation or its duly appointed agent(s). A proxy that is returned to the corporation executed by a stockholder or his duly authorized agent, but that does not indicate a direction with respect to one or more proposals contained therein, shall constitute a vote FOR any such proposal(s).

     A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the Secretary of the corporation stating that the proxy is revoked or by executing a subsequent proxy and filing such subsequent proxy with the Secretary of the corporation in accordance with the procedures set forth in these Bylaws for filing proxies, or (ii) lawful written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of its execution unless coupled with an interest, or unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of postmark dates on the envelopes in which they are mailed, or electronic transmission dates if delivered electronically.

     SECTION 15. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be appointed.

     The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each; determining the number of shares represented at the meeting and the existence of a quorum; determining the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents, provided, however, that the Board of Directors may appoint its transfer agent or other such authorized agent to assist with counting and tabulating such votes; determining when the polls shall close; determining the result of any vote; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as decision, act, or certificate of all.


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                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. POWERS. Subject to limitations of the Articles of Incorporation, of the Bylaws, and of the laws of the State of Nevada as to action which shall be authorized or approved by the stockholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors.

     SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The number of Directors of the corporation shall be not less than three (3) nor more than seven (7) until changed by amendment of the Articles of Incorporation duly adopted by the stockholders. The exact number of Directors shall be fixed from time to time, within the limits specified in the Articles of Incorporation, by a resolution adopted by the Board of Directors. Pursuant thereto, it is hereby specified that the corporation initially shall have three (3) Directors.

     SECTION 3. NOMINATION OF DIRECTORS. Nominations for the Board of Directors may be made by resolution of the Board of Directors, by a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors. Notwithstanding the foregoing, any stockholder may nominate one or more persons for election as Directors at a meeting of the stockholders only if written notice of such stockholder's intent to make such nomination or nominations has been given to the Secretary of the corporation not later than the close of business on the fifteenth (15th) day following the date on which notice of such meeting or the record date thereof is first publicly announced with respect to special meetings, or, with respect to an election of Directors to be held at the annual meeting of stockholders, one hundred twenty (120) days prior to the date that is one year from the date of the immediately preceding annual meeting of stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the corporation if so elected. The presiding Officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     SECTION 4. ELECTION AND STAGGERED TERMS OF OFFICE. The Directors of the corporation shall be elected at each annual meeting of stockholders as provided for under paragraphs (a) through (c) below, but if any such annual meeting is not held, the Directors may be elected at any special meeting of stockholders held for that purpose. All Directors shall hold office until their respective successors are elected, unless removed in the manner provided in Section 5 of this Article, by resignation or the Director otherwise vacates such office.

     (1) Commencing as of the effective date of the confirmation order with respect to the corporation's Second Amended Chapter 11 Plan of Reorganization (the "PLAN" ), filed with the United States Bankruptcy Court, Central District of California, San Fernando Valley Division (Case No. SV 99-23968-AG), and confirmed on March 31, 2000, the corporation's initial Board of Directors shall be comprised of those three (3) persons described in Section 5.4 of the Plan, who shall be classified in three (3) classes and shall serve staggered terms, as described herein and in the Plan. Each class of Directors shall be distinguished by the duration of the initial term for that class of Directors, and upon any change in the size of the Board of Directors, each class shall be as nearly equal in number as possible. The initial term of office of the Director in the first class (Class 1) shall expire at the annual meeting of the stockholders of the corporation held during the year 2001 (or, if no annual meeting is held during the year 2001, then at the next annual meeting of stockholders held thereafter); the initial term of office of the Director in the second class (Class 2) shall expire at the annual meeting of the shareholders of the corporation held during the year 2002 (or, if no annual meeting is held during the year 2002, then at the next annual meeting of stockholders held thereafter); and the initial term of office of the Director in the third class (Class 3) shall expire at the annual meeting of the stockholders of the corporation held during the year 2003 (or, if no annual meeting is held during the year 2003, then at the next annual meeting of stockholders held thereafter).

     (2) At each annual meeting of the stockholders of the corporation occurring after the adoption of these Bylaws by the corporation, the number of Directors equal to the number of Directors in the class, the term of which expires at the time of such meeting, shall be elected to hold office for a term expiring on the third (3rd) annual meeting of stockholders of the corporation after their election.

     (3) Notwithstanding any other provisions hereof, as required under the Nevada General Corporation Law, at least one-fourth (1/4) of the Directors of the corporation must be elected annually.

     SECTION 5. REMOVAL. Any Director or Directors may be removed either for or without cause at any time by the affirmative vote of the holders of two-thirds (2/3) of the corporation's shares then entitled to vote at an election of Directors, at a special meeting of stockholders duly called for such purpose, and the vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of two-thirds (2/3) of the corporation's shares then entitled to vote at an election of Directors, provided that any person elected as a Director pursuant hereto must be duly nominated as provided in Section 3 of this Article. If the stockholders fail to fill the vacancies created by removal of such special meeting, the vacancies shall be filled as provided in Section 6 of this Article.

     SECTION 6. VACANCIES. Except for a vacancy filled pursuant to a vote of the holders of shares pursuant to Section 5 of this Article, vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until the term of the class of the predecessor Director expires and his successor is elected at an annual or a special meeting of the stockholders.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case (i) of the death, resignation or removal of any Director, (ii) the authorized number of Directors is increased, (iii) the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting, or (iv) the Board of Directors by resolution declares vacant the office of Director who has been declared of unsound mind by an order of court or convicted of a felony.

     No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

     SECTION 7. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal office.

     SECTION 8. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without call immediately following the Annual Meeting of the Stockholders at the place of which the Annual Meeting is held. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

     SECTION 9. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board of Directors or the Chief Executive Officer. In addition, the Chairman of the Board of Directors shall call a special meeting of the Board of Directors upon the receipt of a written request therefor signed by a majority of the Board of Directors. Any such request shall be addressed to the Chairman of the Board at the corporation's principal office for the transaction of business.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director, or sent by facsimile transmission or mail, charges prepaid, addressed to each Director at that Director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least forty-eight (48) hours prior to the time of the holding of the meeting. If the notice is delivered personally, by telephone or facsimile transmission, it shall be delivered at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving notice reasonably believes will promptly communicate it to the Director. The provisions of this Section 9 shall govern the delivery of notices of special meetings regardless of the geographic location or other particular circumstances of any Director or Directors.

     SECTION 10. TELEPHONE MEETINGS. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting. The Board of Directors shall determine, in its sole discretion, whether a Director may participate by telephone or similar communications equipment in a meeting where a quorum of Directors is physically present at the meeting.

     SECTION 11. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as if taken at a meeting duly held after regular call and notice, if a quorum is present, and (i) if either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof, or (ii) the Director attended the meeting. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

     SECTION 12. QUORUM. A majority of the authorized number of Directors then in office shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 13 of this Article. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     SECTION 13. ADJOURNMENT. A majority of the Directors present, whether or not a quorum, may adjourn any meeting to another time and place.

     SECTION 14. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed at the meeting adjourned. If the meeting is adjourned for more than thirty (30) days, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

     SECTION 15. FEES AND COMPENSATION. Pursuant to a resolution adopted by the Board of Directors of the corporation authorizing the same, Directors may receive a fixed or other fee and reimbursement of expenses for attendance at Board of Director meetings, as well as other forms of compensation, including, without limitation, stock options and other incentive compensation. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an Officer, agent, employee, or otherwise, and receiving compensation therefor.

     SECTION 16. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or of such committee. Such written consent shall be filed with the minutes of the proceedings of the Board or of such committee. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 1. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at a meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the corporation and consistent with applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation.

     SECTION 2. COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors.

     SECTION 3. MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these Bylaws applicable to the full Board of Directors, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that (i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, and (ii) special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                    ARTICLE V

                                    OFFICERS

     SECTION 1. OFFICERS. The Officers of the corporation shall be a President, a Secretary and a Treasurer (also referred to as Chief Financial Officer). The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

     SECTION 2. ELECTION. The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each such Officer shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

     SECTION 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

     SECTION 4. REMOVAL AND RESIGNATION. Any Officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

     Any Officer may resign at any time by giving written notice to the Board of Directors, the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified in that notice, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Officer is a party.

     SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

     SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and Executive Committee (and with the advice and consent of the Board of Directors, implement broad policy guidance to the corporation through the Executive Committee). He shall be ex officio a member of all the standing committees, a member of the Executive Committee, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Unless another person specifically is designated as the chief executive officer of the corporation, the Chairman of the Board also shall be the chief executive officer of the corporation. The Chairman of the Board (or any such other Officer who shall be designated the chief executive officer) shall have general supervision, direction and control of the business and Officers of the corporation, subject to the control of the Board of Directors.

     SECTION 7. PRESIDENT. The President shall have direct supervision and control of the corporate business, and in the absence of the Chairman of the Board, shall preside over Board of Directors and Executive Committee meetings and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws. At the discretion of the Board of Directors, the President may also be the Chief Operating Officer of the corporation, and/or the Chief Executive Officer of the corporation if such position is not held by the Chairman of the Board or any other person.

     SECTION 8. EXECUTIVE VICE PRESIDENT. The Executive Vice President, if any, shall have such direct supervision and control of the corporate business as shall be assigned to him by the President or Chairman of the Board. He shall be a member of the Executive Committee, and in the absence or disability of the President, the Executive Vice President shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Executive Vice President shall have such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

     SECTION 9. VICE PRESIDENT. In the absence or disability of the President and the Executive Vice President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as may be from time to time assigned to them respectively by the Board of Directors or prescribed by the Bylaws.

     SECTION 10. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors (including meetings of committees) and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings (including meetings of committees), the number of shares present or represented at stockholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

     SECTION 11. TREASURER (CHIEF FINANCIAL OFFICER). The Treasurer of the corporation (who may also be referred to from time-to-time as the Chief Financial Officer of the corporation) shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account and shall at all reasonable times be open to inspection by any Director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. Any person who has been a stockholder of record of the corporation for at least six (6) months immediately preceding such stockholder's demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent (5%) of all its outstanding shares, upon at least five (5) days' written demand, or any judgment creditor of the corporation without prior demand, shall have the right to inspect in person or by agent or attorney, during usual business hours, the stock ledger or duplicate stock ledger. Holders of voting trust certificates representing shares of the corporation shall be regarded as stockholders for the purpose of this section.

     Such inspection may be denied to such stockholder or other person upon refusal by such stockholder or other person to furnish to the corporation an affidavit that such inspection is (i) not desired for a purpose which is in the interest of a business or object other than the business of the corporation, and (ii) that such stockholder or other person has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.

     SECTION 2. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and the minutes of proceedings of the stockholders, of the Board of Directors, and of any committee or committees of the Board of Directors shall be kept at such place or places as are designated by the Board of Directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

     Any person who is a stockholder of record and owns not less than Fifteen Percent (15%) of all the issued and outstanding shares of stock of the corporation, or has been authorized in writing by the holders of at least Fifteen Percent (15%) of all the corporation's issued and outstanding shares, upon at least five (5) days written demand, is entitled to inspect in person or by agent or by attorney, the books of account and the financial records of the corporation. The inspection shall include the right to copy and make extracts, at such stockholder'(s') sole cost and expense.

     SECTION 3. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     SECTION 4. ANNUAL REPORT. The Board of Directors of this corporation shall cause an Annual Report to be sent to the stockholders. The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an operating statement for the fiscal year, (iii) a statement of cash flows for the fiscal year, and (iv) any report of independent accountants or, if there is no such report, the certificate of an authorized Officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

     SECTION 5. CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED. The Board of Directors, except as otherwise provided in the Bylaws, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

     SECTION 6. CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each stockholder when any such shares are fully paid. All such certificates shall be signed by the President or Executive Vice President or a Vice President and the Secretary or an Assistant Secretary, or be authenticated by facsimiles of the signatures of the President and the Secretary, or by a facsimile of the signature of the President or the Executive Vice President or a Vice President and the written signature of the Secretary or an Assistant Secretary.

     Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfer, before issuance. If any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an Officer, transfer agent, or registrar at the date of issue.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

     SECTION 7. LOST CERTIFICATES. Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

     SECTION 8. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President, Executive Vice President, or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said Officer or Officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such Officer or Officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said Officer or Officers.

     SECTION 9. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

                                   ARTICLE VII

                                   AMENDMENTS

     SECTION 1. POWER OF STOCKHOLDERS. In addition to the right of the Directors as provided below in Section 2 of this Article VII, and subject to the immediately following sentence in this Section 1, new Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of holders of not less than Sixty-Percent (60%) of the voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class. Notwithstanding the immediately preceding sentence and Section 2 below of this Article VII, any Bylaw or amendment thereof changing the authorized range of directors, or changing from an authorized range of Directors to a fixed number of Directors, must be approved by the affirmative vote of holders of a majority of the voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class.

     SECTION 2. POWER OF DIRECTORS. In addition to the right of stockholders as provided above in Section 1 of this Article VII, new Bylaws may be adopted or these Bylaws may be amended or repealed, by a majority of the Board of Director, other than (i) a Bylaw or amendment thereof changing the authorized range of Directors or changing from an authorized range of Directors to a fixed number of Directors, or (ii) any amendment to Section 5 or Section 13 of
Article II or Section 1 of this Article VII which would increase the voting percentages set forth therein or otherwise diminish, limit or eliminate any rights or powers of the stockholders pursuant to such sections (all of which changes or amendments in clauses (i) or (ii) must be approved by the stockholders of the corporation pursuant to Section 1 of this Article VII).

                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, in the manner and to the fullest extent permitted by the laws of the State of Nevada and as provided in the corporation's Articles of Incorporation, indemnify each of its Directors and Officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation, or is or was acting in such capacity. In addition, the corporation shall, in the manner and to the fullest extent permitted by the laws of the State of Nevada, indemnify each affiliated entity of any of the corporation's Directors and Officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by such affiliate in connection with any proceeding, arising by reason of the fact that such affiliate is or was an agent of the corporation or is or was acting in such capacity.

     SECTION 2. INDEMNIFICATION OF OTHERS. The corporation may, to the extent and in the manner permitted by the law of the State of Nevada, indemnify each of its employees and agents (other than Directors and Officers and their affiliated entities) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article VIII, an "employee" or "agent" of the corporation (other than a Director or Officer and their affiliated entities) includes any person (i) who is or was an employee or agent of the corporation,
(ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     SECTION 3. INDEMNITY NOT EXCLUSIVE. The indemnification provided by this
Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the corporation's Articles of Incorporation, Bylaws, any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the corporation's Articles of Incorporation.

     SECTION 4. CONFLICTS. No indemnification or advance shall be made under this Article VIII, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

          (1) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     SECTION 5. INDEMNITY AGREEMENTS. The corporation may enter into indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such Officers, employees and agents of the corporation and with such Officers, Directors, employees and agents of subsidiaries as the Board of Directors may designate as a majority of the Board of Directors may approve, such indemnity agreements to provide in substance that the corporation will indemnify such persons as contemplated by this Article VIII, and to include any other substantive or procedural provisions regarding indemnification as are not inconsistent with the law of the State of Nevada. The provisions of such indemnity agreements shall prevail to the extent that they limit or condition or differ from the provisions of this Article VIII, or the corporation's Articles of Incorporation to the fullest extent allowable under the law of the State of Nevada.

     I, THE UNDERSIGNED, being the Secretary of ARIES VENTURES INC., a Nevada corporation, DO HEREBY CERTIFY the foregoing to be the Bylaws of said corporation, as adopted pursuant to an Action by Written Consent of Directors dated as of April 28, 2000.


                                            /s/ Robert N. Weingarten

                                            -------------------------------
                                            Robert N. Weingarten, Secretary